UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2014

SUPERTEX, INC.

(Exact name of registrant as specified in its charter)

California	0-12718	94-2328535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1235 Bordeaux Drive, Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 408-222-8888

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On April 1, 2014, Supertex, Inc., a California corporation (“Supertex”), announced that Microchip Technology Incorporated, a Delaware corporation (“Microchip”), had completed its previously announced acquisition of Supertex. Pursuant to the terms of the Agreement and Plan of Merger, dated as of February 9, 2014 (the “Merger Agreement”), by and among Microchip, Orchid Acquisition Corporation., a California corporation and a wholly owned subsidiary of Microchip (“Merger Sub”) and Supertex, Merger Sub merged with and into Supertex (the “Merger”) with Supertex surviving the Merger as a wholly owned subsidiary of Microchip.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of Supertex common stock (other than any shares with respect to which dissenters’ rights were perfected and not waived, withdrawn or lost under California law (“Dissenting Shares”) and any shares held by Microchip, Supertex, Merger Sub or any of their respective direct or indirect wholly owned subsidiaries (the “Excluded Shares”)) was cancelled and automatically converted into the right to receive $33.00 in cash, without interest thereon and less any applicable witholding tax (the “Merger Consideration”). Shareholders of Supertex immediately prior to the effective time of the Merger ceased to have any rights as shareholders in Supertex (other than, as described in the prior sentence, their right to receive the Merger Consideration or, as to Dissenting Shares, their dissenters’ rights under California law).

In addition, pursuant to the terms of the Merger Agreement, at the effective time of the Merger, all outstanding and vested Supertex stock options as of immediately prior to the effective time of the Merger with an exercise price of less than $33.00 per share, were converted into the right to receive cash without interest thereon in an amount equal to the spread between $33.00 and the exercise price per share of the option times the number of shares subject to the option, while all such Supertex options with an exercise price of $33.00 or greater were canceled. All outstanding and unvested options to purchase shares of Supertex common stock as of immediately prior to the effective time were assumed by Microchip and exchanged for options for Microchip common stock based on a formula contained in the Merger Agreement and subject to substantially the same terms and conditions (including vesting schedule) as the corresponding option.

The Merger Agreement is included as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the effects of the Merger and the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 1, 2014, Supertex notified The NASDAQ Global Market (“NASDAQ”) of the effectiveness of the Merger. In connection therewith, Supertex informed NASDAQ that each outstanding share of Supertex common stock (other than Excluded Shares and Dissenting Shares) was converted into the right to receive the Merger Consideration and requested that NASDAQ file a notification of removal from listing on Form 25 with the Securities and Exchange Commission (“SEC”) with respect to Supertex common stock and will seek termination of the registration of such shares of common stock from Section 12(g) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and to suspend its obligations under Sections 13(a) and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

On April 1, 2014, as a result of the Merger, Supertex became a wholly owned subsidiary of Microchip. Microchip paid approximately $384.1 million of cash to Supertex shareholders pursuant to the Merger. Microchip used its cash and short-term investments on its balance sheet and borrowed funds under its credit agreement to fund the acquisition.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

Pursuant to the terms of the Merger Agreement, as of the effective time of the Merger, each of the members of the Supertex Board of Directors, Henry C. Pao, Benedict C. K. Choy, W. Mark Loveless, Elliot Schlam and Milton Feng resigned from the Supertex Board of Directors.

Pursuant to the terms of the Merger Agreement, as of the effective time of the Merger, each of the executive officers of Supertex, Benedict C.K. Choy, William P. Ingram, Henry C. Pao, Phillip A. Kagel, Michael Lee, Michael Tsang and William Petersen resigned as officers of Supertex.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described in the Merger Agreement, at the effective time of the Merger, the articles of incorporation and bylaws of Supertex were amended and restated.

Copies of the amended and restated articles of incorporation and bylaws are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 1, 2014, Supertex convened a special meeting of its shareholders (the “Special Meeting”) to consider and vote on (1) a proposal to adopt the Merger Agreement and approve the principal terms of the Merger (the “Merger Proposal”); (2) a proposal to approve, by an advisory (non-binding) vote, certain of the compensation that may be paid or become payable to Supertex’s named executive officers that is based on or otherwise relates to the Merger (the “Compensation Proposal”) and (3) a proposal to grant authority to vote shares to adjourn the special meeting to a later time and date, if necessary or appropriate, to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”).

On April 1, 2014, the shareholders at the Special Meeting approved the Merger Proposal. Approximately 98.4% of the Supertex shares that voted were voted in favor of the Merger. Of the 11,561,753 shares of the Company’s common stock issued and outstanding as of February 24, 2014, the record date for the Special Meeting, 9,983,571 shares, or approximately 86.35% of the outstanding common stock, were voted in favor of the Merger Proposal, 128,749 shares, or approximately 1.11% of the outstanding common stock, were voted against the Merger Proposal, and 32,838 shares, or approximately 0.28% of the outstanding common stock, abstained from voting on the Merger Proposal.

In addition, on April 1, 2014, the shareholders at the Special Meeting approved the Compensation Proposal. Of the 11,561,753 shares of the Company’s common stock issued and outstanding as of the record date for the Special Meeting, 8,625,351 shares, or approximately 74.60% of the outstanding common stock, were voted in favor of approving the Compensation Proposal, 904,282 shares, or approximately 7.82% of the outstanding common stock, were voted against approval of the Compensation Proposal, and 615,525 shares, or approximately 5.32% of the outstanding common stock, abstained from voting on the Compensation Proposal.

It was not necessary or appropriate to solicit a vote on the Adjournment Proposal because there were sufficient votes at the time of the Special Meeting to approve the Merger Proposal.

Item 8.01 Other Events.

On April 1, 2014, Supertex and Microchip issued a joint press release announcing that the shareholders of Supertex had approved the Merger Proposal at the Special Meeting and that Microchip had completed its acquisition of Supertex. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Number	Title

2.1	Agreement and Plan of Merger by and among Microchip Technology Corporation, Orchid Acquisition Corporation and Supertex, Inc., dated as of February 9, 2014, is incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Supertex on February 10, 2014 with a date of earliest event reported of February 9, 2014

3.1	Amended and Restated Articles of Incorporation of Supertex, Inc.

3.2	Bylaws of Supertex, Inc.

99.1	Joint Press Release issued on April 1, 2014 (Microchip Technology and Supertex Announce the Completion of the Acquisition of Supertex by Microchip Technology)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Supertex, Inc.
(Registrant)

Date: April 1, 2014	By	/s/ Henry C. Pao
	Name	Henry C. Pao
	Title	President and CEO

Exhibit Index

Exhibit	Description

2.1	Agreement and Plan of Merger by and among Microchip Technology Corporation, Orchid Acquisition Corporation and Supertex, Inc., dated as of February 9, 2014, is incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Supertex on February 10, 2014 with a date of earliest event reported of February 9, 2014

3.1	Amended and Restated Articles of Incorporation of Supertex, Inc.

3.2	Bylaws of Supertex, Inc.

99.1	Joint Press Release issued on April 1, 2014 (Microchip Technology and Supertex Announce the Completion of the Acquisition of Supertex by Microchip Technology).